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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  MAY 24, 1999
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                          TOREADOR ROYALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      STATE OF DELAWARE               0-02517                    75-0991164
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)          (IRS EMPLOYER
    OF INCORPORATION)                                        IDENTIFICATION NO.)


                                4809 COLE AVENUE
                                    SUITE 108
                               DALLAS, TEXAS 75205
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 369-0080




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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 24, 1999, the Registrant dismissed PricewaterhouseCoopers LLP ("PWC") as its independent accountant and on May 24, 1999, the Registrant retained Ernst & Young LLP ("E&Y") as its independent accountant.

     PWC's reports on the Registrant's financial statements for the fiscal years ended December 31, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to engage E&Y as set forth above and to dismiss PWC was approved by the audit committee and the board of directors of the Registrant.

     In connection with the audits of the financial statements of the Registrant for the fiscal years ended December 31, 1998 and 1997, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PWC, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

16. Letter on Change in Certifying Accountant (to be filed by amendment hereto as soon as possible and within ten business days of the date hereof).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TOREADOR ROYALTY CORPORATION


                                   By: /s/ G. THOMAS GRAVES III
                                      ------------------------------------------
                                   Name:  G. Thomas Graves III
                                   Title: President and Chief Executive Officer

Dated: June 1, 1999


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